Exhibit 4.2

FOR PURCHASERS NOT IN THE UNITED STATES

DIRECT COMMUNICATION SOLUTIONS, INC.

SUBSCRIPTION AGREEMENT FOR WARRANTS

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY? The following items in this Subscription Agreement must be completed as directed. (Please initial or mark “N/A” in each box, as applicable)
All Purchasers
All Purchaser information in the boxes on pages 2 and 3.

Sign the execution block to this Subscription Agreement on page 2.

Schedule “B” – Existing Shareholder Exemption Confirmation Form (for Subscribers in Canada)

Schedule “C” – Investment Dealer Exemption Confirmation Form (for Subscribers in British Columbia, Alberta, Saskatchewan, Manitoba or New Brunswick

Schedules “D1” and “D2” – CDN Accredited Investor Certificates – complete the CDN Accredited Investor Certificates (indicate which “accredited investor” exemption is being relied on)

Delivery of Subscription Agreement

A completed and fully executed copy of this Subscription Agreement, including all applicable Schedules (and any Appendices to such Schedules) and the subscription proceeds (by way of certified check, wire transfer or bank draft) must be received by not later than 5:00 p.m. (San Diego time) on October 30, 2020 at the following address:

Direct Communication Solutions, Inc.

17150 Via Del Campo, Ste 200

San Diego, CA 92127
Attention: Rich Gomberg, CFO
Email: rgomberg@dcsbusiness.com

or at such other times, dates or places as the Corporation may determine, together with payment of the Subscription Amount (as defined herein) as described herein or in such other manner as may be provided for by the Corporation.

Wire/ACH Instructions Funds must be wired as follows: Bank Name: Account Name: Account Number: ACH/EFT: ABA Number: SWIFT:

Delivery of Securities

It is anticipated that the securities purchased hereunder will be delivered to the Purchaser in electronic form, whether through an ownership statement issued under a direct registration system or other electronic book-entry system. The Purchaser may request delivery of a physical certificate representing the Warrants, which shall be delivered to Purchaser pursuant to the delivery instructions written below.

FOR PURCHASERS NOT IN THE UNITED STATES

SUBSCRIPTION AGREEMENT FOR WARRANTS

TO:	Direct Communication Solutions, Inc. (the “Corporation”)

The undersigned (the “Purchaser”), on its own behalf and, if applicable, on behalf of the Disclosed Principal (as defined herein) for whom it is acting hereunder, if any, hereby irrevocably subscribes for and agrees to purchase from the Corporation that number of warrants of the Corporation (the “Warrants”) set out below at a price of $00.05 per Warrant (the “Subscription Price”) subject to the terms and conditions set forth in the attached “Terms and Conditions of Subscription.” Each Warrant is exercisable for a period of six (6) months for the purchase of one (1) common share (“Common Share”) of the Corporation at the price of US$0.80 (each, a “Warrant Share”), 50% of the Purchaser’s Warrants being subject to the following provision (the “First Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange greater than CDN$1.50 per Common Share for any 14 consecutive trading days (the “First Threshold Period”), then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day after the Corporation’s news release announcement of the occurrence of the First Threshold Period to exercise the 50% of the Purchaser’s Warrants (the “First Accelerated Expiry Date”). If the Purchaser does not exercise those Warrants subjected to the First Acceleration by the First Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

The remaining 50% of the Purchaser’s Warrants shall be subject to the following provision (the “Second Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange is equal to or greater than CDN$2.00 per Common Share for any 14 consecutive trading days (the “Second Threshold Period”) occurring any time after the First Threshold Period, then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day of the Corporation’s news release announcement of the occurrence of the Second Threshold Period to exercise the remaining 50% of the Purchaser’s Warrants (the “Second Accelerated Expiry Date”). If the Purchaser does not exercise those remaining Warrants subjected to the Second Acceleration by the Second Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

Unless permitted under the applicable Canadian Securities Laws, the holder of the Warrants and Warrant Shares must not trade such securities before the date which is four months and one day after the Closing Date.

The Purchaser agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription,” including the terms, representations, warranties and covenants set forth in the applicable Schedules attached thereto.

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$” and “CDN$”, are expressed in Canadian dollars and references to “US$” are to United States dollars.

Capitalized terms not defined herein shall have the meanings attributed thereto in Schedule “D”.

Price Per Warrant:	$0.05

Number of Warrants Purchased:	_________________

Total Purchase Price:	$________________ (the “Subscription Amount”)

Name and Address of Purchaser

(Name of Purchaser - please print)	(Purchaser’s Address

Email Address	Tax Identification Number

Authorized Signature	(Purchaser’s Telephone Number)

(Please print name of individual whose signature appears above if different than the name of the Purchaser printed above)	(Purchaser’s Facsimile Number)

Details of Disclosed Principal (i.e. party for whom the undersigned is contracting, if not the same as the Purchaser identified above).
(Name of Disclosed Principal – please print)	(Disclosed Principal’s Address)

(if space is inadequate please attach a schedule containing the necessary information)	(Telephone Number)

Email Address	Tax Identification Number

It is anticipated that the Warrants purchased hereunder will be delivered to the Purchaser in electronic form, whether through an ownership statement issued under a direct registration system or other electronic book-entry system. However, Purchaser may request delivery of a physical certificate representing the Warrants by completing the instructions below. The Purchaser hereby provides the Corporation the following instructions in connection with the settlement of the Warrants purchased hereunder and hereby directs the Corporation to issue and register and deliver any definitive certificates the Warrants as follows.

Registration Instructions:	Delivery Instructions:
Name	Name

Account reference, if applicable	Account reference, if applicable

Address	Contact Name
Address

Email Address

Telephone Number
Facsimile Number

Is the Purchaser an “insider” of the Corporation:
☐ Yes ☐ No If Yes, please explain why

Does the Purchaser own, directly or indirectly, or exercise control or direction over, Warrants or securities convertible into Warrants (excluding any Warrants subscribed for herein):

☐ Yes ☐ No If Yes, please state the number and type of securities of the Corporation held:

_________________________________________

_____________________________________________

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission. The Warrants and the Common Shares are not being offered in the United States and residents of the United States will not be permitted to invest in the offering unless it has been qualified in the U.S. investor’s state of residence. The Warrants offered hereby are not transferable except in accordance with the restrictions described herein.

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this ______ day of ______________, 2020 on the terms and conditions contained in this Subscription Agreement.

DIRECT COMMUNICATION SOLUTIONS, INC.

Per:
Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION

1.	Description of Schedules.

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”	-	Term Sheet
Schedule “B”	-	Existing Shareholder Exemption Confirmation Form (for Subscribers in Canada)
Schedule “C”	-	Investment Dealer Exemption Confirmation Form Schedules
“D1 and D2”	-	Accredited Investor Confirmation forms
Schedule “E”	-	Definitions
Schedule “F”	-	Contact Information for Canadian Securities Commissions

2.	The Offering.

(a)	The Corporation is offering up to 1,000,000 Warrants. Each Warrant is exercisable for the purchase of one additional common share of the Corporation (each, a “Warrant Share”) having a term of six (6) months and exercisable at the price of US$0.80 per Warrant Share (the “Offering”). 50% of the Purchaser’s Warrants being subject to the following provision (the “First Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange greater than CDN$1.50 per Common Share for any 14 consecutive trading days (the “First Threshold Period”), then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day after the Corporation’s news release announcement of the occurrence of the First Threshold Period to exercise the 50% of the Purchaser’s Warrants (the “First Accelerated Expiry Date”). If the Purchaser does not exercise those Warrants subjected to the First Acceleration by the First Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

The remaining 50% of the Purchaser’s Warrants shall be subject to the following provision (the “Second Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange is equal to or greater than CDN$2.00 per Common Share for any 14 consecutive trading days (the “Second Threshold Period”) occurring any time after the First Threshold Period, then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day of the Corporation’s news release announcement of the occurrence of the Second Threshold Period to exercise the remaining 50% of the Purchaser’s Warrants (the “Second Accelerated Expiry Date”). If the Purchaser does not exercise those remaining Warrants subjected to the Second Acceleration by the Second Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

The Warrants offered hereunder are offered under the Offering.

(b)	The Offering is being conducted on a “best efforts” basis by our officers and directors who will be paid no commissions or other compensation in connection with this offering. No agent has been retained to act on behalf of the Corporation to solicit offers to purchase the securities offered in the Offering. In the event a person introduces the Corporation to a Purchaser, the Corporation may pay such person a finder's fee in accordance with applicable laws in respect of any Warrants sold to the Purchaser.

(c)	The Purchaser hereby confirms its irrevocable subscription for and offer to purchase the Warrants from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement and acceptance of this Subscription Agreement by the Corporation, for the Subscription Amount, which is payable as described herein. The Purchaser acknowledges (on its own behalf and, if applicable, on behalf of any Disclosed Principal) that upon acceptance of this Subscription Agreement by the Corporation, this Subscription Agreement will constitute a binding obligation of the Purchaser (including, if applicable, any Disclosed Principal) subject to the terms and conditions contained herein.

(d)	The Purchaser acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this Subscription Agreement, in whole or in part, at any time prior to the Closing Time. If this Subscription Agreement is rejected in whole, any checks or other forms of payment delivered to the Corporation representing the Subscription Amount will be promptly returned to the Purchaser without interest or deduction. If this Subscription Agreement is accepted only in part, a check representing any refund of the Subscription Amount for that portion of the Subscription Agreement which is not accepted will be promptly delivered to the Purchaser without interest or deduction.

3.	Warrants

(a)	The right to purchase a Warrant Share under a Warrant may be exercised at any time until the close of business on the day which is six (6) months from the date such Warrant was issued to the holder, 50% of the Purchaser’s Warrants being subject to the following provision (the “First Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange greater than CDN$1.50 per Common Share for any 14 consecutive trading days (the “First Threshold Period”), then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day after the Corporation’s news release announcement of the occurrence of the First Threshold Period to exercise the 50% of the Purchaser’s Warrants (the “First Accelerated Expiry Date”). If the Purchaser does not exercise those Warrants subjected to the First Acceleration by the First Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

The remaining 50% of the Purchaser’s Warrants shall be subject to the following provision (the “Second Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange is equal to or greater than CDN$2.00 per Common Share for any 14 consecutive trading days (the “Second Threshold Period”) occurring any time after the First Threshold Period, then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day of the Corporation’s news release announcement of the occurrence of the Second Threshold Period to exercise the remaining 50% of the Purchaser’s Warrants (the “Second Accelerated Expiry Date”). If the Purchaser does not exercise those remaining Warrants subjected to the Second Acceleration by the Second Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

(b)	The Warrants will be issued and registered in the name of the Purchaser or its nominee.

(c)	Each whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at a price of US$0.80 per Warrant Share.

(d)	The Warrants will be non-transferable.

(e)	Unless permitted under the applicable Canadian Securities Laws, the holder of the Warrants and Warrant Shares must not trade such securities before the date which is four months and one day after the Closing Date.

(f)	Under applicable U.S. Securities Laws, the Warrant Shares issued upon exercise of the Warrants will be freely tradable, provided the Company’s Offering Statement pursuant to Regulation A is in effect with respect to the Warrant Shares at the time of exercise. In the absence of an effective Offering Statement pursuant to Regulation A, the Warrants may not be exercised unless they qualify for an exemption from registration under the 1933 Act, which must be established to the satisfaction of the Company and its counsel. To the extent the Warrant Shares are offered and sold pursuant to exemptions from registration under the 1933 Act, they will generally be deemed to be “restricted securities” under Rule 144 under the 1933 Act, must bear a U.S. restrictive legend and will be subject to a one (1) year hold period.

(g)	The book-entry form or certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Corporation's Shares, the payment of stock dividends and the amalgamation of the Corporation.

(h)	The issue of the Warrants will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

4.	Exemptions

Existing Shareholder Exemption

(a)	if the Purchaser is purchasing the Warrants as a principal in reliance on an exemption from the prospectus requirement for certain trades or distributions to existing shareholders available in Canada (the “Existing Shareholder Exemption”):

(i)	The Purchaser::

A.	is purchasing the Warrants as a principal on reliance on the Existing Shareholder Exemption, and

I.	held, at the date at least one day prior to the date the Corporation issued a news release announcing its intention to conduct a distribution under the Existing Shareholder Exemption, and continues to hold, a common share; and

II.	has either (1) obtained advice regarding the suitability of the investment and, if the person is resident in a jurisdiction of Canada, that advice has been obtained from a person registered as an investment dealer in that jurisdiction: or (2) the aggregate acquisition cost to the Purchaser for the securities purchased under this Existing Shareholder Exemption when combined with the acquisition cost to the Purchaser for the purchase of any other security from the Corporation under this Instrument in the last 12 months, does not exceed $15,000. Please complete the Schedule “B” - “Existing Shareholder Exemption Confirmation Form”.

(ii)	The Corporation represents each of the following to the Purchaser:

A.	the Corporation’s “documents” and “core documents”, each as defined in the applicable Securities Act in which each Purchaser resides, do not contain a misrepresentation;

B.	there is no material fact or material change related to the Corporation that has not been generally disclosed.

(iii)	The Purchaser shall have a contractual right of action against the Corporation for rescission or damages that:

A.	is available to the Corporation if a document or core document, as defined in the applicable Securities Act in which each Purchaser resides, contains a misrepresentation which was not corrected before the Purchaser acquires a security under this exemption, without regard to whether the Purchaser relied on the misrepresentation;

B.	is enforceable by the Purchaser delivering a notice to the Corporation:

I.	in case of an action for rescission, within 180 days after the Purchaser signs the agreement to purchase the security, or

II.	in the case of an action for damages, before the earlier of

(A) 180 days after the purchaser first has knowledge of the facts giving rise to the cause of action, or

(B) 3 years after the date the Purchaser signs this Agreement to purchase the security.

C.	is subject to the defence that the Purchaser had knowledge of the misrepresentation;

D.	in the case of an action for damages, the amount recoverable:

I.	must not exceed the price at which the security subscribed hereto was offered, and

II.	does not include all or any part of the damages that the Corporation proves does not represent the depreciation in value of the security resulting from the misrepresentation; and

E.	is in addition to, and does not detract from, any other right of the Purchaser.

Investor Dealer Exemption

(b)	if the Purchaser is purchasing the Warrants in reliance on an exemption from the prospectus requirement for certain distributions through an investment dealer and the Purchaser resides in either British Columbia, Alberta, Saskatchewan, Manitoba or New Brunswick:

(i)	the distribution is of a listed security, a warrant consisting of a listed security and a warrant, or a security convertible into a listed security at the security holder’s sole discretion;

(ii)	the Purchaser purchases the security as principal;

(iii)	the Purchaser has obtained advice regarding the suitability of the investment and, if the person is resident in a jurisdiction of Canada, that advice has been obtained from a person that is registered as an investment dealer in that jurisdiction. Please complete the Schedule “C” - “Investment Dealer Exemption Confirmation Form”.

(iv)	the Purchaser has a contractual right of action for rescission or damages that:

A.	is available to the Purchaser if a document or core document, each as defined in the Acts, contains a misrepresentation that was not corrected before the Purchaser acquires a security under this exemption, without regard to whether the Purchaser relied on the misrepresentation;

B.	is enforceable by the Purchaser delivering a notice to the Issuer:

I.	in the case of an action for rescission, within 180 days after the Purchaser signs the agreement to purchase the security, or

II.	in the case of an action for damages, before the earlier of

(A)	180 days after the Purchaser first has knowledge of the facts giving rise to the cause of action, or

(B)	3 years after the date the Purchaser signs the agreement to purchase the security;

C.	is subject to the defence that the Purchaser had knowledge of the misrepresentation;

D.	in the case of an action for damages, provides that the amount recoverable

I.	must not exceed the price at which the security was offered, and

II.	does not include all or any part of the damages that the Corporation proves does not represent the depreciation in value of the security resulting from the misrepresentation; and

E.	is in addition to, and does not detract from, any other right of the Purchaser.

(v)	The Issuer represents each of the following to the Purchaser:

A.	the Corporation’s “documents” and “core documents”, each as defined in the applicable Securities Act in which each Purchaser resides, do not contain a misrepresentation;

B.	there is no material fact or material change related to the Corporation that has not been generally disclosed.

(vi)	For the purposes of the foregoing, the following terms are defined as:

A.	“investment dealer” has the same meaning as in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; and

B.	“listed security” means a class of equity security of an Issuer listed on the TSX Venture Exchange or Canadian Securities Exchange.

(c)	The Purchaser is purchasing the Warrants as an accredited investor (as defined by National Instrument 45 106 under Canadian securities laws), a duly completed and executed copy of the Accredited Investor Confirmation in the form attached hereto as Schedule “D1” and for accredited investors that are individuals, Schedule “D2” – Form 45-106F9. If a purchaser of the Warrants is an accredited investor who beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$5,000,000, the purchaser is not required to complete Schedule “D2” - NOTE: “individual” refers to a natural person.

Miscellaneous

(d)	if a resident in Canada , and relying on of an exemption from a prospectus requirement for certain trades to existing security holders (Schedule “B” – Existing Shareholder Exemption Confirmation Form); and

(e)	if a resident in British Columbia, Alberta, Saskatchewan, Manitoba or New Brunswick, and relying on of an exemption from a prospectus requirement for certain distributions through an investment dealer (Schedule “C” – Investment Dealer Exemption Confirmation Form).

5.	Closing Date and Closing Time.

(a)	Delivery and sale of the Warrants and payment of the Subscription Amount will be completed (the “Closing”) at the offices of the Corporation or its legal counsel in San Diego on or about October 30, 2020, or such other place(s), date(s) or time(s) as decided by the Corporation in its sole discretion (the “Closing Date”), subject to the satisfaction or waiver by the relevant party of the conditions of Closing.

(b)	If, on or prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation, acting reasonably, or waived by the Corporation, the Corporation shall deliver the Warrants to the Purchaser (or such other evidence of issue of the Warrants as may be determined by the Corporation, in its sole discretion), and such other documentation as may be required pursuant to the Subscription Agreement.

(c)	If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have not been complied with to the satisfaction of the Corporation, or such terms and conditions are waived by it, the Corporation and the Purchaser will have no further obligations under this Subscription Agreement.

(d)	The Warrants shall be delivered to the Purchaser in electronic form, whether through an ownership statement issued under a direct registration system or other electronic book-entry system, or in the form of a physical certificate representing the Warrants at the address written above.

6.	Closing Conditions. The Purchaser, on its own behalf and on behalf of any Disclosed Principal for whom the Purchaser is contracting under this Subscription Agreement, acknowledges and agrees that the Corporation is relying on the truth of the representations and warranties of the Purchaser contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time , and the fulfillment of the following additional conditions as soon as possible or in any event by immediately prior to the Closing Time, unless an earlier time is specified below:

(a)	on or before the Closing Date, the Purchaser having properly completed, signed and delivered this Subscription Agreement (including all applicable Schedules (and any Appendices to such Schedules) attached hereto) in accordance with the instructions on the face page hereof;

(b)	on or before the Closing Date, the Purchaser delivers a certified check, bank draft or wire transfer of funds payable to “Direct Communication Solutions, Inc.” representing the Subscription Amount for the Warrants in accordance with the instructions on the face page hereof;

(c)	the Purchaser having executed and returned to the Corporation, at the Corporation’s request, all other documents as may be required by Securities Laws for delivery by the Corporation on behalf of the Purchaser;

(d)	the representations and warranties of the Purchaser set forth herein being true and correct as of the Closing Time;

(e)	all covenants and agreements contained herein to be performed by the Purchaser (including, if applicable, each Disclosed Principal) on or prior to the Closing Time shall have been performed or complied with in all material respects; and

(f)	the issue and sale of the Warrants being exempt from the requirement to file a prospectus or registration statement and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Warrants, or the Corporation having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus.

7.	Acknowledgements, Representations, Warranties and Covenants of Purchasers. The Purchaser, on its own behalf and, if applicable, on behalf of each Disclosed Principal for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)	The Purchaser is subscribing for the Warrants as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) or if it is not subscribing as principal it is acting as agent for a Disclosed Principal (whose identity is disclosed on the third page of this Subscription Agreement) who is purchasing as principal for its own account and not for the benefit of any other person.

(b)	If the Purchaser is contracting hereunder as trustee or agent for a fully managed account (including for greater certainty, a portfolio manager or comparable advisor) or as agent for a Disclosed Principal, the Purchaser is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription and if the Purchaser is acting as agent for a Disclosed Principal, who is subscribing as principal for its own account and not for the benefit of any other person, this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and, when accepted by the Corporation, will constitute a legal, valid and binding agreement of, such Disclosed Principal, and the Purchaser acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of such Disclosed Principal for whom it is acting.

(c)	In the case of a subscription for the Warrants by the Purchaser acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and when accepted by the Corporation will constitute a legal, valid and binding agreement of, the Purchaser. This Subscription Agreement, when accepted by the Corporation, will be enforceable in accordance with its terms against the Purchaser.

(d)	If the Purchaser is:

A.	a corporation, the Purchaser is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power, capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Warrants as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

B.	a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement; or

C.	an individual, the Purchaser is of the full age of majority in his or her jurisdiction of residence and is legally competent and has requisite capacity to execute, deliver and be bound by this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(e)	The Purchaser and, if applicable, any Disclosed Principal, is resident, or if not an individual has its head office, in the jurisdiction set out on the second page, or third page if a Disclosed Principal, of this Subscription Agreement and intends that the Securities Laws of that jurisdiction govern the Purchaser’s subscription and is not aware of any reason why the laws of such jurisdiction would not govern such subscription. Such address was not created and is not used solely for the purpose of acquiring the Securities and the Purchaser was solicited to purchase the Warrants in only such jurisdiction and the purchase and sale to the Purchaser of the Warrants has occurred only in such jurisdiction. The Purchaser and, if applicable, any Disclosed Principal is eligible to purchase the Securities pursuant to an exemption or exclusion from the prospectus and registration requirements of applicable Securities Laws.

(f)	The Purchaser confirms that it:

A.	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities;

B.	is capable of assessing the merits and risks (including the potential loss of its entire investment) of the proposed investment in the Securities;

C.	is aware of the characteristics of the Warrants and Warrant Shares and understands the risks relating to an investment therein;

D.	is able to bear the economic risk of loss of its investment in the Warrants and Warrant Shares and understands that it may lose its entire investment in the Securities; and

E.	each Disclosed Principal for whom it is contracting hereunder, is not relying upon the Corporation to conduct any due diligence investigation on behalf of the Purchaser, or any Disclosed Principal for whom it is contracting hereunder, concerning the Offering or the Corporation’s business, management, financial position, condition or prospects.

(g)	The Purchaser acknowledges, covenants and agrees as follows:

A.	AN INVESTMENT IN THE WARRANTS AND WARRANT SHARES IS NOT WITHOUT RISK AND THE PURCHASER (AND ANY DISCLOSED PRINCIPAL) MAY LOSE HIS, HER OR ITS ENTIRE INVESTMENT.

B.	the Corporation is not a reporting company under the U.S. Securities Act or the U.S. Exchange Act, and is a “reporting issuer” in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario;

C.	as at September 30, 2020, the Corporation had 13,403,300 Common Shares issued and outstanding;

D.	the Corporation will take all steps necessary to comply with the Securities Laws applicable to the offering and sale of the Warrants and Warrant Shares on a “private placement” basis outside the U.S. without the filing of a prospectus, registration statement or other disclosure document prior to or on the Closing Date;

E.	the Corporation will make all filings required by it in connection with this Offering pursuant to all applicable Canadian securities laws and the rules and policies of the Stock Exchange.

F.	there is no government or other insurance covering the Securities.

G.	the Purchaser has read and fully understands the Investor Documents and acknowledges the risk factor disclosure therein and has had an opportunity to ask and have answered questions with respect to the Corporation.

H.	the Purchaser has been informed of the proposed use of proceeds of the distribution of the Warrants as set out in the Term Sheet attached hereto as Schedule “A”, which use is subject to change at the discretion of the Corporation.

I.	the offer of the Warrants does not constitute a recommendation to purchase the Warrants or financial product advice and the Purchaser acknowledges that the Corporation has not had regard to the Purchaser’s particular objectives, financial situation or needs.

J.	there are risks associated with the purchase of the Warrants and Warrant Shares and the Purchaser is capable of bearing the economic risk of the investment and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Warrants and Warrant Shares nor have any such agencies or authorities made any recommendations or endorsement with respect to the Securities.

K.	the Corporation may complete additional financings in the future in order to develop its respective business and fund its ongoing development and such future financings may have a dilutive effect on shareholders or securityholders of the Corporation, including the Purchaser. However there is no assurance that any future financings will be available, on reasonable terms or at all, and if not so available, could have a material adverse effect on the Corporation’s business, financial condition, performance or prospects.

(h)	None of the Corporation nor any affiliate of the Corporation has made any written or oral representations to the Purchaser (or any Disclosed Principal):

A.	that any person will resell or repurchase the Securities;

B.	that any person will refund all or any part of the Subscription Amount other than as provided in this Subscription Agreement; or

C.	as to the future price or value of the Securities.

(i)	The Purchaser is aware that a U.S. Offering Circular pursuant to Regulation A relating to the Common Shares has been filed with the U.S. Securities and Exchange Commission and forms part of the Investor Documents. The purchaser acknowledges, consents to and agrees as follows:

Purchaser hereby consents to the electronic delivery of (1) the preliminary U.S. Offering Circular and information other than the final Offering Circular, in instances when sales are made based on offers made using the preliminary U.S. Offering Circular, and (2) all documents and information, including the final U.S. Offering Circular, when sales are made during the post-qualification period using a final U.S. Offering Circular.

(j)	The Corporation is relying on an exemption or exclusion from the requirement to provide the Purchaser with a prospectus or file a registration statement, as applicable, under the Securities Laws and, as a consequence of acquiring the Warrants pursuant to such exemption or exclusion:

A.	certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages and certain statutory remedies against an issuer, underwriter, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus or registration statement, will not be available to the Purchaser;

B.	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

C.	the Purchaser may not receive information that would otherwise be required to be given under the Securities Laws, such as the disclosure of all material facts in a prospectus or registration statement related to the Warrants; and

D.	the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws.

(k)	Under applicable U.S. Securities Laws, the Warrant Shares issued upon exercise of the Warrants will be freely tradable, provided the Company’s Offering Statement pursuant to Regulation A is in effect with respect to the Warrant Shares at the time of exercise. In the absence of an effective Offering Statement pursuant to Regulation A, the Warrants may not be exercised unless they qualify for an exemption from registration under the 1933 Act, which must be established to the satisfaction of the Company and its counsel. To the extent the Warrant Shares are offered and sold pursuant to exemptions from registration under the 1933 Act, if in certified form they shall have attached to them the following legend setting out resale restrictions under applicable Securities Laws in substantially the following form:

“THE WARRANT SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 AS PROMULGATED UNDER THE ACT. THE WARRANT SHARES MAY NOT BE SOLD OR TRANSFERRED FOR VALUE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, PURSUANT TO THE PROVISIONS OF RULE 144 UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.”

(l)	If in certificated form the Warrants and the Warrant Shares shall have attached to them the following legend setting out resale restrictions under applicable Securities Laws in substantially the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE].”

The Purchaser acknowledges and understands that the Warrants and Warrant Shares may be evidenced by a non-certificated issue in the records of the transfer agent of the Corporation on Closing. If the Corporation elects to proceed in this manner, the Purchaser will not receive physical certificates representing their ownership.

(m)	The Purchaser consents to the Corporation making a notation in its records or giving instructions to any transfer agent in order to implement the restrictions on transfer set forth and described herein.

(n)	The offer, issuance, sale and delivery of the Warrants is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Warrants under the Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement.

(o)	Purchaser understands that if the Warrant Shares are characterized as “restricted securities” as that term is defined in Rule 144 promulgated under the U.S. Securities Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under the U.S. federal securities laws and applicable regulations the Warrant Shares may be resold without registration under the U.S. Securities Act only in certain limited circumstances. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the securities, and on requirements relating to the Corporation which are outside of the Purchaser’s control, and which the Corporation is under no obligation and may not be able to satisfy.

(p)	The Warrants and Warrant Shares shall be subject to statutory resale restrictions under applicable Securities Laws, and the Purchaser covenants that it will not resell the Warrants and Warrant Shares except in compliance with such laws and the Purchaser acknowledges that it is solely responsible (and the Corporation is not in any way responsible) for such compliance.

(q)	The Warrants shall not be transferable by the Purchaser or anyone acting on its behalf. The Purchaser’s ability to transfer the Warrants is limited by, among other things, applicable Securities Laws, and, in particular, unless permitted under applicable Securities Laws, the holder of the Warrants and Warrant Shares must not trade such securities in Canada before the date which is four months and one day after the Closing Date.

(r)	The address of the Purchaser at which the Purchaser received and accepted the offer to purchase the Warrants is the address listed as the “Purchaser’s Address” on the second page of the Subscription Agreement.

(s)	The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Warrants and the completion of the transactions described herein by the Purchaser will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Purchaser, if applicable, the Securities Laws or any other laws applicable to the Purchaser, any agreement to which the Purchaser is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser.

(t)	Other than an identified finder who introduced Purchaser to the Corporation who may be paid a finder's fee in accordance with applicable laws, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee payable by the Corporation. If any person establishes a claim that any fee or other compensation is payable by the Corporation in connection with this subscription for the Warrants, the Purchaser covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(u)	The Purchaser agrees to indemnify and hold harmless the Corporation and its respective directors, officers, employees, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing and defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Corporation.

(v)	The Purchaser is not, with respect to the Corporation or any of its affiliates, a Control Person and the subscription hereunder and the conversion or deemed conversion of any securities of the Corporation will not create a new Control Person.

(w)	The Purchaser deals, and will continue to deal at all relevant times, at “arm’s length” (within the meaning of the Tax Act) with the Corporation and is not a promoter of the Corporation.

(x)	If required by applicable Securities Laws or the Corporation, the Purchaser will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Warrants and Warrant Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(y)	The Purchaser has been advised to consult its own legal advisors with respect to trading in the Securities, and with respect to the hold periods imposed by the Securities Laws of the jurisdiction in which the Purchaser resides and other applicable securities laws, and acknowledges that no representation has been made, except as set forth herein, respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Purchaser (or others for whom it is contracting hereunder) to resell such securities, that the Purchaser (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are, that the Purchaser is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and that the Purchaser is aware that it may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(z)	Other than the Investor Documents, the Purchaser has not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws) or any sales or advertising literature in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Securities. The Purchaser’s decision to subscribe for the Warrants was not based upon, and the Purchaser has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation except as set forth herein. The Purchaser’s decision to subscribe for the Warrants was based solely upon the Investor Documents.

(aa)	The funds representing the Subscription Amount which will be advanced by the Purchaser to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, as may be amended from time to time (the “PATRIOT Act”) and the Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser’s name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA and the PATRIOT Act. To the best of its knowledge, none of the Subscription Amount to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser. The Purchaser shall promptly notify the Corporation if the Purchaser discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(bb)	The Purchaser is not a person or entity identified in the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea, the Regulations Implementing the United Nations Resolution on Iran, the United Nations Cote d’Ivoire Regulations, the United Nations Democratic Republic of the Congo Regulations, the United Nations Liberia Regulations, the United Nations Sudan Regulations, the Special Economic Measures (Zimbabwe) Regulations or the Special Economic Measures (Burma) Regulations, the Special Economic Measures (Ukraine) Regulations, the Special Economic Measures (Russia) Regulations, and the Freezing Assets of Corrupt Foreign Officials Act (collectively, the “Trade Sanctions”). The Purchaser acknowledges that the Corporation may in the future be required by law to disclose the name and other information of the Purchaser, if any, related to the acquisition of the Warrants hereunder, on a confidential basis, pursuant to the Trade Sanctions.

(cc)	The Purchaser and, if applicable, any Disclosed Principal, has not received, nor does it expect to receive any financial assistance from the Corporation, directly or indirectly, in respect of the Purchaser’s purchase of Securities.

(dd)	The Purchaser is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing:

A.	legal counsel to the Corporation is acting as counsel to the Corporation and not as counsel to the Purchaser.

(ee)	This offer to subscribe for Warrants is made for valuable consideration and, after the acceptance hereof by the Corporation, may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Corporation.

(ff)	The Purchaser acknowledges that this Subscription Agreement and the Schedules (and any associated Appendices, as applicable) attached hereto require the Purchaser to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, including determining the Purchaser’s eligibility to purchase the Warrants under the Securities Laws and other applicable securities laws, preparing and registering certificates representing the Warrants to be issued to the Purchaser and completing filings required by any stock exchange or securities regulatory authority. The Purchaser’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities including the securities commissions noted in Schedule “E” (b) the CRA or other taxing authorities, and (c) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Disclosed Principal, if applicable.

(gg)	The Purchaser, or if applicable, each person for whom it is contracting hereunder, understands and agrees that there may be material tax consequences to the Purchaser as a result of the acquisition, disposition or exercise of any of the Securities. The Corporation does not give any opinion or make any representation with respect to the tax status of the Corporation or the consequences to the Purchaser under Canadian federal income tax considerations, including any province or territory in which the Purchaser resides. Consequently, prospective Purchasers should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Warrants and Warrant Shares under this Offering having regard to their particular circumstances.

(hh)	The Purchaser is aware that there is no minimum gross proceeds amount under the Offering, the Corporation may close on any amount and the Purchaser may be the only purchaser under the Offering and the funds available under the Offering may not be sufficient for the Corporation to accomplish its proposed objectives.

(ii)	The Purchaser is not in the United States or a U.S. Person (which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) or is purchasing the Warrants on behalf of (as agent or otherwise), or for the account or benefit of, a person in the United States or a U.S. Person.

(jj)	The Purchaser has no intention to distribute either directly or indirectly any of the Warrants and Warrant Shares in the United States, except in compliance with the U.S. Securities Act and applicable securities laws of any state of the United States.

(kk)	The Purchaser has been provided an opportunity to ask questions of, and receive answers from, authorized representatives of the Corporation concerning the Corporation, the Warrants, and the terms of the Offering and that any request for such information has been complied with to the Purchaser’s satisfaction and that it has had the opportunity to consult with its legal, financial and tax advisors with regards thereto.

(ll)	The Purchaser has decided to subscribe for the Warrants based solely on the Purchaser’s independent investigation and evaluation of the Corporation and its assets and the Purchaser has had access to all materials, books, records and documents relating to the Corporation as the Purchaser has desired.

(mm)	The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits and risks of its investment and it, and any account for which it is acting, is able to bear the economic risk of loss of its investment in the Securities.

(nn)	If required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver and file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the securities.

(oo)	Bank secrecy laws in the United States require financial institutions, including broker-dealers, to report to relevant authorities, including the Financial Crimes Enforcement Network (FinCEN), suspicious activities involving funds derived from an illegal activity. Accordingly, the purchase or sale of the Warrants and Warrant Shares may be the subject a report to FinCEN or other regulatory agency.

(pp)	The Purchaser understands and acknowledges that the financial statements of the Corporation have been or may be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(qq)	The Purchaser understands and acknowledges that no agency, governmental authority, regulatory body, stock exchange or other entity (including, the U.S. Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, any of the Securities.

(rr)	The Purchaser understands and acknowledges that (i) if the Corporation is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resales of the Warrants and Warrant Shares and (ii) the Corporation is not obligated to make Rule 144 under the U.S. Securities Act available for resales of such securities.

8.	Reliance on Purchaser’s Representations, Warranties, Covenants and Acknowledgements. The Purchaser acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Purchaser in this Subscription Agreement (including the Schedules hereto) are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Purchaser’s eligibility (and if applicable, the eligibility of the Disclosed Principal) to purchase the Warrants. The Purchaser further agrees that by accepting the Warrants, the Purchaser shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time.

9.	Survival of Representations, Warranties and Covenants of the Purchaser. The representations, warranties and covenants of the Purchaser contained in this Subscription Agreement shall survive the Closing for a period of two (2) years following the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Purchaser of any of the Warrants shall continue in full force and effect for the benefit of the Corporation following the Closing Date.

10.	Representations, Warranties and Covenants of the Corporation. The Purchaser shall have the benefit of the representations, warranties and covenants made by the Corporation. Such representations, warranties and covenants shall survive and continue in full force and effect for the benefit of the Purchaser for a period of two (2) years following the Closing. The Purchaser acknowledges that, in making its decision to invest in the Corporation, the Purchaser is relying solely on the Investor Documents.

11.	Finder’s Fee. The Corporation will solicit offers to purchase the securities offered hereby through its directors and/or officers on a non-brokered basis. No agent has been retained to act on behalf of the Corporation to solicit offers to purchase the securities offered in the Offering. In the event a person introduces the Corporation to a Purchaser, the Corporation may pay such person a finder's fee in accordance with applicable laws in respect of any Warrants and Warrant Shares sold to the Purchaser.

12.	Expenses of the Offering. The Corporation will pay all expenses and fees in connection with the Offering, including all reasonable out-of-pocket expenses and fees of legal counsel and all applicable taxes.

13.	Further Assurances. Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

14.	Gender and Number. Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

15.	Currency. Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$” and “CDN$”, are expressed in Canadian dollars and references to “US$” are to United States dollars.

16.	Subdivisions and Headings. The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

17.	Notices.

(a)	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally or electronic mail tested prior to transmission to such party, as follows:

in the case of the Corporation, to:

Direct Communication Solutions, Inc.

17150 Via Del Campo, Ste 200

San Diego, CA 92127

Attention:	Chris Bursey, President
Email:	cbursey@dcsbusiness.com

with a copy (which shall not constitute notice) to:

Fang and Associates Barristers & Solicitors

Suite 1400, 1125 Howe Street

Vancouver, B.C. V6Z 2K8

Attention:	Paul Fang
Email:	pmf@falawyers.ca

A.	in the case of the Purchaser, at the address specified on the second page hereof

(b)	Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by electronic mail, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

18.	Time of the Essence. Time shall be of the essence of this Subscription Agreement and every part hereof.

19.	Costs and Expenses. Subject to Section 10 hereof, all costs and expenses (including the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

20.	Applicable Law. This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, United States. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the state or federal courts located in the judicial district of San Diego County, California, United States and each of the parties hereto hereby irrevocably attorns to the jurisdiction of such courts.

21.	Entire Agreement. This Subscription Agreement, including the Schedules (and any Appendices to such Schedules) hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

22.	Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, faxed or PDF form and the parties adopt any signatures received by a PDF or receiving fax machine as original signatures of the parties. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its respective advisors is entitled to assume that the Purchaser accepts and agrees to all of the terms and conditions of the pages not delivered, unaltered.

23.	Assignment. This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

24.	Inurement. This Subscription Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

25.	Language. It is the express wish of the Purchaser that this Subscription Agreement and any related documentation be drawn up in English only

26.	Severability. If any provision of this Subscription Agreement is determined to be void or unenforceable in whole or in part, it will be deemed not to affect or impair the validity of any other provision of this Subscription Agreement and such void or unenforceable provision will be severable from this Subscription Agreement.

Schedule “A”

DIRECT COMMUNICATION SOLUTIONS, INC.

Term Sheet
Private Placement of Warrants

Issuer:	Direct Communication Solutions, Inc. (the “Corporation”).
Offering:

Treasury offering of up to 1,000,000 non-transferable share purchase warrants (each, a “Warrant”). Each whole Warrant is exercisable for the purchase of one additional common share of the Corporation (each, a “Warrant Share”), having a term of six (6) months and exercisable at the price of US$0.80 per Warrant Share, 50% of the Purchaser’s Warrants being subject to the following provision (the “First Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange greater than CDN$1.50 per Common Share for any 14 consecutive trading days (the “First Threshold Period”), then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day after the Corporation’s news release announcement of the occurrence of the First Threshold Period to exercise the 50% of the Purchaser’s Warrants (the “First Accelerated Expiry Date”). If the Purchaser does not exercise those Warrants subjected to the First Acceleration by the First Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

The remaining 50% of the Purchaser’s Warrants shall be subject to the following provision (the “Second Acceleration”): if the closing price of the Common Shares of the Corporation as traded on the Canadian Securities Exchange is equal to or greater than CDN$2.00 per Common Share for any 14 consecutive trading days (the “Second Threshold Period”) occurring any time after the First Threshold Period, then the Purchaser shall have until 4:00 pm (San Diego, CA, USA Time) of the 30th calendar day of the Corporation’s news release announcement of the occurrence of the Second Threshold Period to exercise the remaining 50% of the Purchaser’s Warrants (the “Second Accelerated Expiry Date”). If the Purchaser does not exercise those remaining Warrants subjected to the Second Acceleration by the Second Accelerated Expiry Date, then those Warrants shall be deemed to be cancelled and have no force and effect.

(the “Offering”).

Issue Price:	$0.05 per Warrant (the “Issue Price”).
Gross Proceeds:	Up to $50,000, and if all the Warrants are exercised following completion of the Offering we would receive an additional US$800,000, for total gross proceeds of approximately US$837,500.
Closing:	The closing of the Offering (the “Closing”) is anticipated to occur on October 30, 2020 or such other date as the Corporation may determine (the “Closing Date”).

A-1

Type of Transaction:

Best efforts private placement. The Warrants and Warrant Shares are being offered to Purchasers purchasing as a principal in reliance on an exemption from the prospectus requirement for certain trades or distributions to existing shareholders available in Canada (the “Existing Shareholder Exemption”), or in reliance on an exemption from the prospectus requirement for certain distributions through an investment dealer and the Purchaser resides in either British Columbia, Alberta, Saskatchewan, Manitoba or New Brunswick (the “Investment Dealer Exemption”).

An Offering Statement pursuant to Regulation A relating to the Warrants and Warrant Shares Shares has been filed with the U.S. Securities and Exchange Commission. The Warrants and Warrant Shares are not being offered in the United States and residents of the United States will not be permitted to invest in the offering unless it has been qualified in the U.S. investor’s state of residence.

The Offering is being conducted on a “best efforts” basis by our officers and directors who will be paid no commissions or other compensation in connection with this offering. No agent has been retained to act on behalf of the Corporation to solicit offers to purchase the Warrants and Warrant Shares offered hereby. In the event a person introduces the Corporation to a Purchaser, the Corporation may pay such person a finder's fee in accordance with applicable laws in respect of any Warrants sold to the Purchaser. No minimum amount has been established for this Offering and the Offering is not dependent upon the subscription of a minimum number of Warrants.

Use of Proceeds:	Proceeds from the sale of the Warrants and Warrant Shares will be applied towards our business strategy, including without limitation, research and development expenses, offering expenses, marketing expenses, working capital, general corporate purposes and administration costs.
Jurisdictions:	The Warrants and Warrant Shares will be offered for sale to purchasers in Canada and offshore jurisdictions, pursuant to available prospectus or registration exemptions in accordance with applicable laws.
Reporting Issuer:	The Corporation is not a reporting company under the U.S. Securities Act or the U.S. Exchange Act. The Corporation is a “reporting issuer” in the Canada in the jurisdictions of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.
Market for Warrants:	Canadian Securities Exchange
Private Placement Resale Restrictions:

The Purchaser’s ability to transfer the Warrants and Warrant Shares is limited by, among other things, applicable Securities Laws, and, in particular, unless permitted under applicable Securities Laws, the holder of the Warrants and Warrant Shares must not trade such securities before the date which is four months and one day after the Closing Date.

Under applicable U.S. securities laws the Warrant Shares issued upon exercise of the Warrants will be freely tradable, provided the Corporation’s Offering Statement pursuant to Regulation A is in effect with respect to the Warrant Shares at the time of exercise. In the absence of an effective Offering Statement pursuant to Regulation A, to the extent the Warrant Shares are offered and sold pursuant to exemptions from registration under the U.S. Securities Act, they will generally be deemed to be “restricted securities” under Rule 144 under the U.S. Securities Act, must bear a U.S. restrictive legend and will be subject to a one (1) year hold period.

A-2

SCHEDULE “B”

EXISTING SHAREHOLDER EXEMPTION CONFIRMATION FORM

(for Subscribers resident in Canada)

I, the undersigned, repesents, warrants and covenants that: [initial and complete the following]

I am purchasing the Warrants as a principal in reliance of an exemption from a prospectus requirement for certain trades to existing security holders (the “Existing Shareholder Exemption”), and

I.	held, at the date at least one day prior to the date the Issuer issued a news release announcing its intention to conduct a distribution under the Existing Shareholder Exemption, and continues to hold, a common share; and

II.	has either: (please initial which statement is applicable)

☐	(1) obtained advice regarding the suitability of the investment and, if the person is resident in a jurisdiction of Canada, that advice has been obtained from the following person that is registered as an investment dealer in the jurisdiction;

I confirm that I have received suitability advice from the following person:

___________________________________________________________________ ___________________________________________________________________

[include name, address, email address and telephone number of that person]; or

☐	(2) the aggregate acquisition cost to the Subscriber for the securities purchased under this Existing Shareholder Exemption when combined with the acquisition cost to the Subscriber for the purchase of any other security from the Issuer under this Instrument in the last 12 months, does not exceed $15,000.

The statements made in this form are true.

The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon in determining the Subscriber's suitability as a purchaser of the securites. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein which takes place prior to the Closing Time, as defined in the attached Subscription Agreement.

DATED: _____________________________, 2020.

________________________________________

Signature

________________________________________

Print Name

B-1

SCHEDULE “C”

INVESTMENT DEALER EXEMPTION CONFIRMATION FORM

(for Subscribers resident in British Columbia, Alberta, Saskatchewan, Manitoba or New Brunswick)

I, the undersigned, repesents, warrants and covenants that: [initial and complete the following]

I am purchasing the Warrants in reliance of an exemption from a prospectus requirement for certain distributions through an investment dealer (the “Investor Dealer Exemption”) and:

I.	the distribution is of a listed security, a unit consisting of a listed security and a warrant, or a security convertible into a listed security at the security holder’s sole discretion;

II.	I am purchasing the security as principal; and

III.	I have obtained advice regarding the suitability of the investment and, if the person is resident in a jurisdiction of Canada, that advice has been obtained from the following person that is registered as an investment dealer in the jurisdiction.

☐	I confirm that I have received suitability advice from the following person:

___________________________________________________________________ ___________________________________________________________________

[include name, address, email address and telephone number of that person].

The statements made in this form are true.

The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon in determining the Subscriber's suitability as a purchaser of the securites. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein which takes place prior to the Closing Time, as defined in the attached Subscription Agreement.

DATED: _____________________________, 2020.

________________________________________

Signature

________________________________________

Print Name

C-1

Schedule “D1”

ACCREDITEd INVESTOR QUESTIONNAIRE

The Purchaser is an “accredited investor”, as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) and, as at the time the subscription is accepted by the Issuer (“Closing”), the Purchaser will fall within one or more of the following categories (Please check one or more, as applicable):

☐	(a)	except in Ontario, a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

☐	(b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

☐	(c)	except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐	(d)	except in Ontario, a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer,

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d),

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(f)	except in Ontario, the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,

☐	(g)	except in Ontario, a municipality, public board or commission in Canada,

☐	(h)	except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐	(i)	except in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

☐	(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000 - NOTE - “individual” refers to a natural person, as for corporations, partnerships and other organized groups, reference should be made to categories referring to “persons” - Please also complete Schedule “D2”,

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year - NOTE - “individual” refers to a natural person, as for corporations, partnerships and other organized groups, reference should be made to categories referring to “persons” - Please also complete Schedule “D2”,

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 - NOTE - “individual” refers to a natural person, as for corporations, partnerships and other organized groups, reference should be made to categories referring to “persons” - Please also complete Schedule “D2”,

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000, as shown on its most recently prepared financial statements,

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [minimum amount investment], and 2.19 [additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [investment fund reinvestment],

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☐	(o)	an investment fund that distributes or has distributed its securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec the securities regulatory authority, has issued a receipt,

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

☐	(t)	a person or company in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia, or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse;

The foregoing representation, warranty and certificate is true and accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representation, warranty or certificate shall not be true and accurate prior to Closing, the undersigned shall give immediate written notice of such fact to the Issuer.

(a)	IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire as of the _______ day of __________________________, 2020

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

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For the purposes hereof:

“Assets” includes financial assets and all other assets, including without limitation, real estate;

“Canadian financial institution” means an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“Director” means: a member of the board of Directors of a company or an individual who performs similar functions for a company, and with respect to a person that is not a company, an individual who performs functions similar to those of a Director of a company;

“eligibility adviser” means

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

a)	have a professional, business or personal relationship with the issuer, or any of its Directors, executive Officers, founders, or control persons, and
b)	have acted for or been retained personally or otherwise as an employee, executive Officer, Director, associate or partner of a person that has acted for or been retained by the issuer or any of its Directors, executive Officers, founders or control persons within the previous 12 months;

“executive Officer” means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president,
(ii)	a vice-president in charge of a principal business unit, division for function including sales, finance or production,
(iii)	performing a policy-making function in respect of the issuer;

“financial assets” means

(i)	cash,
(ii)	securities, or
(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

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“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
(ii)	at the time of the trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

“non-redeemable investment fund” means an issuer,

(i)	whose primary purpose is to invest money provided by its security holders;
(ii)	that does not invest;
●	a) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or
●	b) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and
c)	that is not a mutual fund;

“person” includes:

(i)	an individual,
(ii)	a corporation,
(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

“related liabilities” means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(ii)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and
(b)
(c)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

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Schedule “D2”

ACCREDITED INVESTOR CONFIRMATION

Form 45-106F9

Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Warrants for the purchare of common stock [Instruction: Include a short description, e.g., common shares.]	Issuer: Direct Communication Solutions Inc.
Purchased from: Direct Communication Solutions Inc. [Instruction: Indicate whether securities are purchased from the issuer or a selling security holder.]
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

D2-1

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

For investment in a non-investment fund

Direct Communication Solutions Inc.

[Insert name of issuer]

17150 Via Del Campo #200, San Diego, CA 92127

[Insert address of issuer]

Chris Bursey

[Insert contact person name]

(858) 525-2483

[Insert telephone number]

cbursey@dcsbusiness.com

[Insert email address]

www.dcsbusiness.com

[Insert website address, if applicable]

_______________________________________________________________________________________________

[If investment is purchased from a selling security holder, also insert name, address, telephone number and email address of selling security holder here]

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.
2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.
3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

D2-2

Schedule “E”

Definitions

In addition to the terms defined in the Subscription Agreement, and whenever used in the Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a)	“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in San Diego, California are not open for business.

(b)	“Closing” has the meaning ascribed to such term in Section 5(a).

(c)	“Closing Date” has the meaning ascribed to such term in Section 5(a).

(d)	“Closing Time” has the meaning ascribed to such term in Section 5(a).

(e)	“Common Shares” means the common shares of the Corporation.

(f)	“Control Person” means an individual or company that holds or is one of a combination of individuals and companies that hold a sufficient number of any of the securities of a company so as to affect materially the control of that company, or that holds more than 20% of the outstanding voting securities of that company except where there is evidence showing that the holder of those securities does not materially affect the control of the company .

(g)	“Corporation” means Direct Communication Solutions, Inc., a Delaware corporation, and includes any successor corporation to or of the Corporation.

(h)	“CRA” means the Canada Revenue Agency.

(i)	“Disclosed Principal” has the meaning ascribed to such term on page 3 of the Subscription Agreement.

(j)	“including” means including without limitation.

(k)	“Insider” means (a) a director or officer of the Corporation (or a subsidiary of the Corporation), (b) any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding, or (c) the meaning ascribed to such term in subsection 1(1) of the Securities Act (Ontario).

(l)	“Investor Documents” means this Subscription Agreement, the Term Sheet attached hereto as Schedule “A”, and the U.S. Offering Circular delivered on a confidential basis in connection with the Offering.

(m)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

(n)	“Offering” has the meaning ascribed to such term in Section 2(a).

(o)	“PCMLTFA” has the meaning ascribed to such term in Section 7(aa).

(p)	“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

(q)	“Purchaser” means the subscriber for the Common Shares as set out on the face page of this Subscription Agreement and includes, as applicable, each Disclosed Principal for whom it is acting.

(r)	“Regulation S” means Regulation S as promulgated by the SEC under the U.S. Securities Act.

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(s)	“Rule 144” means Rule 144 under the U.S. Securities Act.

(t)	“SEC” means the United States Securities and Exchange Commission.

(u)	“Securities” means the Common Shares, Warrants and Warrant Shares collectively or individually, as the context requires.

(v)	“Securities Laws” means, as applicable, (i) the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in each of the provinces of Canada, and (ii) the U.S. Securities Act, the U.S. Exchange Act, the state securities legislation of any state of the United States and all rules, regulations and orders promulgated thereunder, as amended from time to time.

(w)	“Subscription Agreement” or “Agreement” means this subscription agreement (including any Schedules (and any Appendices to such Schedules) hereto) and any instrument amending this Subscription Agreement; hereof, hereto, hereunder, herein and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

(x)	“Subscription Amount” has the meaning ascribed to such term on page 2 of the Subscription Agreement.

(y)	“Subscription Price” has the meaning ascribed to such term on page 2 of the Subscription Agreement.

(z)	“Tax Act” means the Income Tax Act (Canada) as amended, re-enacted or replaced from time to time and any proposed amendments thereto announced publicly by or on behalf of the Minister of Finance (Canada) on or prior to the date of this Subscription Agreement.

(aa)	“Term Sheet” means the term sheet delivered to potential purchasers of Warrants, a copy of which is attached as Schedule “A” to the Subscription Agreement;

(bb)	“Trade Sanctions” has the meaning ascribed to such term in Section 7(bb).

(cc)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

(dd)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(ee)	“U.S. Offering Circular” means the Offering Circular which is part of the Offering Statement on Form 1-A relating to these securities which has been filed with the SEC, as supplemented or amended from time to time.

(ff)	“U.S. Person” has the meaning ascribed to that term in Rule 902(k) of Regulation S under the U.S. Securities Act.

(gg)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

(hh)	“Warrants” means the share purchase warrants of the Corporation, which form a part of the units and which have the terms provided in this Agreement and the certificates representing such share purchase warrants.

(ii)	“Warrant Shares” means the previously unissued common shares in the capital stock of the Corporation, which will be issued on exercise of the Warrants.

E-2

Schedule “F”

Contact Information for Canadian Securities Commissions

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

Public official contact: FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact: FOI Inquiries

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2561

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Public official contact: Director

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Public official contact: Chief Executive Officer and Privacy Officer

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700, Confederation Building

2nd Floor, West Block, Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Public official contact: Superintendent of Securities

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal & Enforcement

Telephone: (867) 767-9305

Facsimile: (867) 873-0243

Public official contact: Superintendent of Securities

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Public official contact: Executive Director

Government of Nunavut

Department of Justice

Legal Registries Division

P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594

Public official contact: Superintendent of Securities

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact: Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283
Public official contact: Superintendent of Securities

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)
Public official contact: Secrétaire générale

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5842

Facsimile: (306) 787-5899
Public official contact: Director

Government of Yukon

Department of Community Services

Office of the Superintendent of Securities

307 Black Street

Whitehorse, Yukon Y1A 2N1

Telephone: 867-667-5466

Facsimile: (867)393-6251

Email: securities@gov.yk.ca

Public official contact: Superintendent of Securities

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